Prospectus Supplement No. 2 to Prospectus dated August 23, 2005 as filed on August 5, 2005	Filed pursuant to Rule 424(b)(3) Registration No. 333-123695

INSMED INCORPORATED

51,770,481 SHARES

COMMON STOCK

This prospectus supplement supplements the information contained in the prospectus of Insmed Incorporated dated August 23, 2005 filed as part of Post-Effective Amendment No. 1 to Form S-3 Registration Statement (333-123695) filed by Insmed on August 5, 2005 relating to the potential resale from time to time of the 51,770,481 shares of Insmed Common Stock issuable upon conversion of the 5.5% Convertible Notes due 2008-2010 issued by Insmed and warrants to purchase Common Stock issued by Insmed. This prospectus supplement is not complete without, and may not be delivered or utilized except in connection with, the prospectus, including any amendments or supplements thereto.

The following table supplements the information set forth in the prospectus under the caption “Selling Stockholders” with respect to the selling stockholders and the respective number of shares which are beneficially owned and may be sold by each selling stockholder, and the number of shares of common stock that may be sold by the selling stockholders pursuant to the prospectus, as amended or supplemented:

Investor	Number of Shares Owned Before Offering		Number of Shares Offered Pursuant to the Prospectus	Number of Shares Owned After Offering
	Number	Percent	Number	Number	Percent
Crestview Capital Master, LLC(1)	1,061,777	*	1,061,777	—	*

*	Less than 1%

(1)	Includes 1,061,777 shares of common stock issuable upon exercise of warrants.

THE DATE OF THIS PROSPECTUS SUPPLEMENT IS JULY 10, 2006